EXHIBIT 99.1

Raytheon Technologies 870 Winter Street Waltham, MA 02451 USA
Media Contact Michele Quintaglie C: 860.493.4364 michele.quintaglie@rtx.com
Investor Contact Erin Somers C: 704.264.6854 erin.somers@rtx.com

Raytheon Technologies Appoints Neil Mitchill as Chief Financial Officer

Waltham, Mass., April 9, 2021 – Raytheon Technologies (NYSE: RTX) today announced that Chief Financial Officer Anthony (“Toby”) O’Brien has stepped down from his role as CFO. Neil Mitchill, corporate vice president, financial planning & analysis and investor relations for Raytheon Technologies and former CFO of Pratt & Whitney, has been appointed as CFO of Raytheon Technologies and will report directly to Chief Executive Officer Greg Hayes.

Raytheon Technologies CEO Greg Hayes commented, “Neil is a proven leader who successfully guided our Finance team through the merger. He has been instrumental in overseeing our capital allocation strategy, which enabled us to exceed our cash savings target as well as our merger-related synergy expectations for 2020. I know he will continue to deliver significant value to the organization given his experience across our global businesses. I look forward to his partnership as we continue to execute on our strategic priorities and deliver long-term value for shareholders.”

As CFO, Mr. Mitchill, age 46, will serve as a member of the senior leadership team and direct the company’s financial strategy and its global finance team.

In 2019, Mr. Mitchill was named as acting senior vice president and CFO of United Technologies Corporation (UTC), a role in which he served until the merger with Raytheon Company, when he was appointed corporate vice president, financial planning & analysis and investor relations of Raytheon Technologies.

Mr. Mitchill joined UTC in 2014 as vice president, global financial services. In 2015, he was appointed corporate vice president, controller, and in 2016 was named vice president and CFO, Pratt & Whitney.

Prior to joining UTC, Mr. Mitchill was a partner at PricewaterhouseCoopers LLP, where he was the Hartford Products & Services Assurance Leader, providing assurance and business advisory services for global, industrial products companies. He has over 20 years of finance experience, which includes technical accounting skills and experience on complex business transactions, as well as acquisitions and divestitures. Mr. Mitchill holds a Bachelor of Science degree in Accountancy from Providence College.

Mr. O’Brien held financial leadership positions spanning 34 years at Raytheon Company, prior to its merger with UTC in 2020, including serving as Raytheon’s CFO and vice president of finance since 2015.

Hayes also commented, “Toby has played a pivotal role in the establishment and integration of Raytheon Technologies. We thank him for his many contributions and wish him well in the future.”

Raytheon Technologies previously communicated its first quarter 2021 sales outlook in the range of $14.8 to $15.4 billion and first quarter adjusted EPS outlook in the range of $0.70 to $0.75. Based on preliminary financial information, the company expects sales for the first quarter of 2021 to be above the mid-point of the previously communicated range and expects first quarter adjusted EPS in the range of $0.87 to $0.90. The outlook for full-year 2021 has not changed. CEO Greg Hayes and Neil Mitchill in his new role as CFO will provide further details on Raytheon Technologies’ performance and outlook during the next quarterly earnings call.

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted earnings per share (“EPS”) is a non-GAAP financial measure. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. When we provide our expectation for adjusted EPS on a forward-looking basis, a reconciliation of the differences between this non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide RTC management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of UTC’s Rockwell Collins acquisition, the merger between UTC and Raytheon Company (“Raytheon,” and such merger, the “merger”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the anticipated benefits and costs of the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which RTC operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, and the impact of pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand and distribution capabilities as the COVID-19 pandemic continues and results in an increasingly prolonged period of disruption to air travel and commercial activities generally, and significant restrictions and limitations on businesses, particularly within the aerospace and commercial airlines industries) aviation safety concerns, weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance, safety, regulatory compliance, and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things the integration of UTC’s and Raytheon’s businesses and the integration of RTC with other businesses acquired before and after the merger, and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) RTC’s levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by RTC of its common stock, which are subject to a number of uncertainties and may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract actions and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which RTC and its businesses operate, including the effect of changes in U.S. trade policies on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) changes resulting from the recent change in the U.S. Administration and potential changes in Department of Defense policies or priorities; (17) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTC and its businesses operate; (18) the possibility that the anticipated benefits from the combination of UTC’s and Raytheon’s businesses (including ongoing integration activities from historic UTC and Raytheon acquisitions prior to the merger) cannot be realized in full or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with Raytheon’s will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (19) the ability of RTC to retain and hire key personnel and the ability of our personnel to continue to operate our facilities and businesses around the world in light of, among other factors, the COVID-19 pandemic and related personnel reductions; and (20) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTC, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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